Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Bank of America Corporation
(Exact Name of Registrant as Specified in its Charter)
Table
1-Newly
Registered Securities
CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee

Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	145,325,855 shares (1)	$39.15 (2)	$5,689,507,224.00 (2)	0.00015310	$871,064.00

Total Offering Amounts					$5,689,507,224.00		$871,064.00

Total Fee Offsets							$0.00

Net Fee Due							$871,064.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock, par value $0.01 per share, of Bank of America Corporation that may become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Estimated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 24, 2025, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.